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                                                                  EXHIBIT (n)(3)


                   CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of Royce Value Trust, Inc.:

We consent to the reference to our Firm under the headings "Financial Highlights" and "Experts" in the Prospectus of the Royce Value Trust, Inc. on Form N-2 Amendment No. 23 under the Investment Company Act of 1940 (File No. 811-4875) and the Pre-Effective Amendment No. 1 under the Securities Act of 1933 (File No. 333-51295). We further consent to the use of our opinion dated February 13, 1995 relating to the audited financial statements of Royce Value Trust, Inc. for the year ended December 31, 1994 which have incorporated by reference in the Registration Statement.


                                                   COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
May 12, 1998





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